UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2007
CKE RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:(805) 745-7500
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7.01 Regulation FD Disclosure.
     On July 10, 2007, the Company issued a press release announcing that it has issued an updated version of its investor presentation that includes previously undisclosed information surrounding anticipated second quarter trends related to its food and occupancy costs. The updated presentation, which is available at the Company’s website at www.ckr.com under Investors/Presentation, was used by the Company as part of its participation in the CIBC World Markets 7th Annual Consumer Growth Conference on Wednesday, July 11, 2007. The press release also included information regarding the Company’s participation in the conference and noted the availability of the Company’s presentation at such conference on the Company’s website by live audio webcast and subsequently by replay.
     The press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference. The updated version of the “Q2 FY 2008 Trends” slide to the Company’s investor presentation is attached hereto as Exhibit 99.2, and is hereby incorporated by reference. This information, including Exhibit 99.1 and Exhibit 99.2, shall be deemed to be “furnished” in accordance with SEC release numbers 33-8216 and 34-47583.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:

99.1	Press release, dated July 10, 2007, issued by CKE Restaurants, Inc.

99.2	Q2 FY 2008 Trends slide to CKE Restaurants, Inc. Investor Presentation, as updated

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.
Date: July 12, 2007	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated July 10, 2007, issued by CKE Restaurants, Inc.

99.2	Q2 FY 2008 Trends slide to CKE Restaurants, Inc. Investor Presentation, as updated